                             STOCKHOLDERS AGREEMENT

          AGREEMENT, dated as of October 21, 1998, among Superior Telecom Inc., a Delaware corporation ("Parent"), SUT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), and Bessemer Holdings, L.P., Bessec Holdings, L.P., Steven R. Abbott, The Woods Foundation, Woods 1994 Family Partnership, L.P., Ward W. Woods, North Hailey Corporation, Nebris Corporation, Robert D. Lindsay, Lindsay 1994 Family Partnership, L.P., Demarest Corporation, Old Hundred Corporation, Craighall Corporation and Rodney
A. Cohen (each, a "Stockholder", and collectively, the "Stockholders").

                              W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and Essex International Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

          WHEREAS, in furtherance of the Merger, Parent and the Company desire that as soon as practicable (and not later than five business days) after the announcement of the execution of the Merger Agreement, Merger Sub shall commence a cash tender offer (the "Offer") to purchase at a price of $32.00 per share up to 22,562,135 outstanding shares of Common Stock (as defined in Section 1 hereof), including a pro rata portion of the Shares (as defined in Section 2 hereof) beneficially owned by each of the Stockholders; and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that each of the Stockholders agrees, and each of the Stockholders has agreed, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

          1.   Definitions. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities (other than outstanding unexercised options granted under the Stock Option Plans) shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          (b) "Common Stock" shall mean at any time the Common Stock, $0.01 par value, of the Company.

          (c) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (d) Capitalized terms used and not defined herein, and the term "Acquisition Proposal," have the respective meanings ascribed to them in the Merger Agreement.

          2.   Tender of Shares.

          (a) In order to induce Parent and Merger Sub to enter into the Merger Agreement, each of the Stockholders hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer pursuant to Section 1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares" of such Stockholder, and together with any shares acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution or in any other way, the "Shares" of such Stockholder), all of which are Beneficially Owned by such Stockholder. Each of the Stockholders hereby acknowledges and agrees that Parent's and Merger Sub's obligation to accept for payment and pay for such Stockholder's Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer and the Merger Agreement.

          (b) Each of the Stockholders hereby permits Parent and Merger Sub to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the S-4 Registration Statement (including the Prospectus/Proxy Statement constituting a part thereof and all documents and schedules filed with the SEC) his or its identity and ownership of the Common Stock and the nature of his or its commitments, arrangements and understandings under this Agreement.

          3. Option In order to induce Parent and Merger Sub to enter into the Merger Agreement, each of the Stockholders hereby grants to Merger Sub an irrevocable option (individually, the "Stock Option" and collectively, the "Stock Options") to purchase such Stockholder's Shares (the "Option Shares") for a cash purchase price (the "Purchase Price") equal to $32.00 per Share. Merger Sub may exercise the Stock Options, with respect to all or any part of each Stockholder's Option Shares, after the occurrence of any event as a result of which Parent would be entitled to receive the Fee pursuant to Section 8.03(b)(i) or Section 8.03(b)(ii) of the Merger Agreement (regardless of whether Parent then exercises its right to terminate the Merger Agreement). The Stock Options shall become exercisable, in whole or in part, upon any such event and remain exercisable in whole or in part until the date which is 120 days after the date of such event (the "120 Day Period"), so long as: (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Option Shares upon such exercise shall have expired or been waived and (ii) there shall not be in effect any preliminary injunction or other order issued by any Governmental Entity prohibiting the exercise of the Stock Options pursuant to this Agreement; provided that if (i) all HSR Act waiting periods shall not have expired or been waived or (ii) there shall be in effect any such injunction or order, in each case on the expiration of the 120 Day Period, the 120 Day Period shall be extended until five business days after the later of (A) the date of expiration or waiver of all HSR Act waiting periods and (B) the date of removal or lifting of such injunction or order. If Merger Sub wishes to exercise any or all of the Stock Options, Merger Sub shall send a written notice (the "Notice") to such Stockholder or Stockholders identifying the place and date (not less than 15 days after the date of the Tag-Along Event (as defined in Section 4(a)) for the closing of such purchase or purchases.

          4.   Additional Agreements.

          (a) Management Stockholders Agreement. Each of the Stockholders agrees that he or it shall take, or cause to be taken, all actions necessary to comply with its obligations pursuant to that certain Management Stockholders and Registration Rights Agreement, dated as of October 9, 1992, by and among BE Acquisition Corporation, BCP and certain officers and employees of Essex Group, Inc., as amended (the "Management Stockholders Agreement"), including the provision of Tag-Along Notices (as defined in the Management Stockholders Agreement) to each of the Tag-Along Offerees (as defined in the Management Stockholders Agreement) as promptly as practicable (and not later than two business days) after the earliest to occur of the following (the "Tag-Along Event"): (i) the Board withdraws, modifies or changes its recommendation of the Merger Agreement, the Offer or the Merger in a manner adverse to Parent or shall have resolved to do so, (ii) the Board recommends, takes a "neutral" position with respect to, or resolves to accept or accepts an Acquisition Proposal, and
(iii) any person or "group" (within the meaning of Section 13(d) (3) of the Exchange Act) shall publicly make an Acquisition Proposal. If a Tag-Along Event occurs and any Tag-Along Offeree properly exercises his, her or its option to sell a number of shares of Common Stock owned by such Tag-Along Offeree in accordance with Section 3.01 of the Management Stockholders Agreement, Parent hereby agrees to purchase such shares from the Tag-Along Offeree upon the same terms and conditions applicable to the Stock Options.

          (b) Voting Agreement. Each of the Stockholders shall, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, vote (or cause to be voted) such Stockholder's Shares (if any) then held of record or Beneficially Owned by such Stockholder, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (ii) against any Acquisition

Proposal or other takeover proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions set forth in Exhibit A to the Merger Agreement or set forth in Article VII of the Merger Agreement not being fulfilled.

          (c) Irrevocable Proxy. By its execution hereof and in order to secure its obligations under this Agreement, each of the Stockholders hereby irrevocably grants to, and appoints, Parent and Steven S. Elbaum and Stewart H. Wahrsager, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, as his or its true and lawful proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of him or it, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares in favor of the various transactions contemplated by the Merger Agreement and against any Acquisition Proposal ("Irrevocable Proxy"). Such Stockholder hereby represents that any proxies heretofore given in respect of his or its Shares are not irrevocable, and that any such proxies are hereby revoked.

          Each of the Stockholders understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon his or its execution and delivery of this Irrevocable Proxy. Each of the Stockholders hereby affirms that this Irrevocable Proxy is given in connection with the execution of this Agreement and the Merger Agreement, and further affirms that this Irrevocable Proxy is coupled with an interest in this Agreement for the term stated herein and may under no circumstances be revoked. Such Stockholders hereby ratifies and confirms all that this Irrevocable Proxy may lawfully do or cause to be done by virtue hereof. This Irrevocable Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          (d) No Solicitation. Each of the Stockholders hereby agrees, in his or its capacity as a stockholder of the Company, that such Stockholder (and, if applicable, its subsidiaries or affiliates) shall not (and, if applicable, such Stockholder shall cause its officers, directors, partners, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to) directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, Person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any Acquisition Proposal. Each of the Stockholders will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or other takeover proposal. Each of the Stockholders will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by such Stockholder in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry which such Stockholder may receive in respect of any such transaction. Any action taken by the Company or any member of the Board of Directors of the

Company in his capacity as such in accordance with Section 5.02 of the Merger Agreement shall be deemed not to violate this Section 4(d).

          (e) No Inconsistent Arrangements. Each of the Stockholders hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein other than to another Stockholder, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Stockholder's Shares or any interest therein other than to another Stockholder, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Stockholder's Shares, (iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder's Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of his or its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

          (f) Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          (g) Waiver of Appraisal Rights. Each of the Stockholders hereby waives any rights of appraisal or rights to dissent from the Merger that it may have.

          (h) In the event the Company fails to comply with its obligations under Section 1.03 of the Merger Agreement, each Stockholder who is a member of the Board shall resign, and each Stockholder shall use its best efforts to cause any affiliate of or person related to such Stockholder to resign, from the Board effective promptly upon purchase by Merger Sub of shares of Common Stock pursuant to the Offer.

          5. Representations and Warranties of the Stockholder. Each of the Stockholders hereby represents and warrants to Parent as follows:

          (a) Ownership of Shares. Such Stockholder is the record and Beneficial Owner of the Existing Shares, as set forth on Schedule I. On the date hereof, the Existing Shares of such Stockholder constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares of such Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Power; Binding Agreement. Such Stockholder has the power and authority to enter into and perform all of his or its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (c) No Conflicts. Except for filings under the HSR Act and the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of his or its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of his or its properties or assets.

          (d) No Liens. Except as permitted by this Agreement or arising under the Management Stockholders Agreement, the Existing Shares and the certificates representing such shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such Liens or proxies arising hereunder.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (f) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          6. Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby represents and warrants to the Stockholders as follows:

          (a) Power; Binding Agreement. Each of Parent and Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          (b) No Conflicts. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to either of Parent or Merger Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either of Parent or Merger Sub is a party or by which either of Parent or Merger Sub or any of their properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either of Parent or Merger Sub or any of their properties or assets.

          7. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          8. Stop Transfer. Each of the Stockholders agrees that he or it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common

Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall refer to and include each Stockholder's Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of each Stockholder's Shares may be changed or exchanged.

          9. Termination. Except as provided in Section 3 hereof, the covenants, agreements and proxy contained herein with respect to each Stockholder's Shares shall terminate upon the earlier of (a) the payment by Merger Sub for shares of Common Stock purchased pursuant to the Offer and (b) the termination of the Merger Agreement in accordance with its terms.

          10.  Miscellaneous.

          (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Binding Agreement. This Agreement and the obligations hereunder shall attach to each Stockholder's Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of each Stockholder's Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided that Merger Sub may assign all of its rights hereunder to any direct or indirect wholly owned subsidiary of Parent to which it has assigned all of its rights under the Merger Agreement and, provided further, however, that the Stock Options shall be freely transferable once they become exercisable under Section
3. Notwithstanding anything herein to the contrary, no assignment shall not relieve an assigning party of its obligations hereunder.

          (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

          If to the
          Stockholders:                 Bessemer Partners & Co.
                                        630 Fifth Avenue
                                        New York, New York 10111
                                        Attention: Robert D. Lindsay
                                        Telecopier No.:  (212) 969-9032

          Copy to:                      Cravath, Swaine & Moore
                                        825 Eighth Avenue
                                        New York, New York  10019
                                        Attention: Richard Hall, Esq.
                                        Telecopier No.: (212) 474-3700

          If to Parent
          or Merger Sub:                Superior Telecom Inc.
                                        1790 Broadway
                                        New York, New York 10010
                                        Attention:  General Counsel
                                        Telecopier No.: (212) 757-3423

          Copy to:                      Proskauer Rose LLP
                                        1585 Broadway
                                        New York, New York  10036
                                        Attention: Ronald R. Papa, Esq.
                                        Telecopier No.:  (212) 969-2900

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l) Waiver of Jury Trial. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

          (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   SUPERIOR TELECOM INC.

                                   By:
                                        -----------------------------------
                                   Name:  Steven S. Elbaum
                                   Title: Chairman of the Board,
                                           President and Chief Executive
                                           Officer

                                   SUT ACQUISITION CORP.

                                   By:
                                        -----------------------------------
                                   Name:  Steven S. Elbaum
                                   Title: Chairman of the Board,
                                          President and Chief Executive
                                          Officer

                                   BESSEMER HOLDINGS, L.P.

                                      By: KYLIX HOLDINGS, L.L.C., General
                                      Partner

                                      By: DEMAREST CORPORATION, a principal
                                      manager

                                   By:  /s/ROBERT D. LINDSAY
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   BESSEC HOLDINGS, L.P.

                                      By: KYLIX HOLDINGS, L.L.C., General
                                      Partner

                                      By: DEMAREST CORPORATION, a principal
                                      manager

                                   By:  /s/ROBERT D. LINDSAY
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

          IN WITNESS WHEREOF, Parent, Merger Sub and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   SUPERIOR TELECOM INC.

                                   By:  /s/STEVEN S. ELBAUM
                                        -----------------------------------
                                   Name:  Steven S. Elbaum
                                   Title: Chairman of the Board,
                                           President and Chief Executive
                                           Officer

                                   SUT ACQUISITION CORP.

                                   By:  /s/STEVEN S. ELBAUM
                                        -----------------------------------
                                   Name:  Steven S. Elbaum
                                   Title: Chairman of the Board,
                                          President and Chief Executive
                                          Officer

                                   BESSEMER HOLDINGS, L.P.

                                      By: KYLIX HOLDINGS, L.L.C., General
                                      Partner

                                      By: DEMAREST CORPORATION, a principal
                                      manager

                                   By:
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   BESSEC HOLDINGS, L.P.

                                      By: KYLIX HOLDINGS, L.L.C., General
                                      Partner

                                      By: DEMAREST CORPORATION, a principal
                                      manager

                                   By:
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   By:  /s/WARD W. WOODS
                                   -----------------------------------
                                   Ward W. Woods

                                   THE WOODS FOUNDATION

                                   By:  /s/WARD W. WOODS
                                        -----------------------------------
                                   Name:  Ward W. Woods
                                   Title: President

                                   WOODS 1994 FAMILY PARTNERSHIP, L.P.

                                      By: NORTH HAILEY CORPORATION,
                                      General Partner

                                   By:  /s/WARD W. WOODS
                                        -----------------------------------
                                   Name:  Ward W. Woods
                                   Title: President

                                   NORTH HAILEY CORPORATION

                                   By:  /s/WARD W. WOODS
                                        -----------------------------------
                                   Name:  Ward W. Woods
                                   Title: President

                                   NEBRIS CORPORATION

                                   By:  /s/WARD W. WOODS
                                        -----------------------------------
                                   Name:  Ward W. Woods
                                   Title: President

                                   /s/ROBERT D. LINDSAY
                                   ----------------------------------------
                                   Robert D. Lindsay


                                   LINDSAY 1994 FAMILY PARTNERSHIP, L.P.

                                   By: DEMAREST CORPORATION, General
                                          Partner

                                   By:  /s/ROBERT D. LINDSAY
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   DEMAREST CORPORATION

                                   By:  /s/ROBERT D. LINDSAY
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   OLD HUNDRED CORPORATION

                                   By:  /s/ROBERT D. LINDSAY
                                        -----------------------------------
                                   Name:  Robert D. Lindsay
                                   Title: President

                                   CRAIGHALL CORPORATION

                                   By:  /s/RODNEY A. COHEN
                                        -----------------------------------
                                   Name:  Rodney A. Cohen
                                   Title: President

                                   /s/RODNEY A. COHEN
                                   ----------------------------------------
                                   Rodney A. Cohen

                                   SCHEDULE I


--------------------------------------------------------------------------------
                                                      Number of    Options Held
       Name of Stockholder                           Shares Held     @$15/sh
       -------------------                           -----------     -------
--------------------------------------------------------------------------------
Woods 1994 Family Partnership, L.P.                   162,272
--------------------------------------------------------------------------------
North Hailey Corporation                               13,714
--------------------------------------------------------------------------------
Nebris Corporation                                    607,346
--------------------------------------------------------------------------------
Ward W. Woods                                         215,571           843
--------------------------------------------------------------------------------
The Woods Foundation                                   22,500
--------------------------------------------------------------------------------
Lindsay 1994 Family Partnership, L.P.                 158,460
--------------------------------------------------------------------------------
Demarest Corporation                                    7,395
--------------------------------------------------------------------------------
Old Hundred Corporation                               340,186
--------------------------------------------------------------------------------
Robert D. Lindsay                                     115,442           843
--------------------------------------------------------------------------------
Craighall Corporation                                  64,070             0
--------------------------------------------------------------------------------
Rodney A. Cohen                                             0           843
--------------------------------------------------------------------------------
Bessemer Holdings, L.P.                            11,316,903
--------------------------------------------------------------------------------
Bessec Holdings, L.P.                                 230,328
--------------------------------------------------------------------------------
